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                                                                    EXHIBIT 21.1
                                                                       1998 10-K

                            F&M BANCORPORATION, INC.

                              LIST OF SUBSIDIARIES

F&M Merger Corporation
         F&M Bank-Cannon Valley
         F&M Bank-Central*
         F&M Bank-Darlington, National Association*
         F&M Bank-East Troy*
         F&M Bank-Jefferson*
         F&M Bank-Grant County*
         F&M Bank-Kiel*
         F&M Bank-Lakeland*
         F&M Bank-Landmark*
         F&M Bank-Northeast*
         F&M Bank-Prairie du Chien*
         F&M Bank-Superior*
         F&M Bank-Winnebago County*

BancSecurity Corporation
         F&M Bank-Iowa Central
         F&M Bank-Iowa South Central
         F&M Bank-Story County

F&M Bank-Algoma*
F&M Bank-Appleton*
F&M Bank-Brodhead*
F&M Bank-Hilbert*
F&M Bank-Kaukauna*
F&M Bank-New London*
F&M Bank-Waushara County*
F&M Trust Company

         Each of the above named subsidiaries is a bank or corporation organized and existing under the laws of the State of Wisconsin, except that:

1.       F&M Bank-Darlington, National Association is a national bank;
2.       F&M Bank-Cannon Valley is a Minnesota state bank;
3.       BancSecurity Corporation is an Iowa corporation; and



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4.       F&M Bank-Iowa Central, F&M Bank-Iowa South Central and F&M
         Bank-Story County are Iowa state banks.

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         *Each of these banks has a subsidiary organized and existing under the laws of the State of Nevada which holds and manages that bank's investments.